UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Vintage Wine Estates, Inc.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	87-1005902 (I.R.S. Employer Identification No.)
937 Tahoe Boulevard, Suite 210 Incline Village, Nevada	89451
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Warrants to purchase common stock	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-254260

Securities to be registered pursuant to Section 12(g) of the Act: None

Explanatory Note

This registration statement on Form 8-A is being filed by Vintage Wine Estates, Inc. (the “Registrant”) in connection with the listing of the Warrants (as defined below) on the Nasdaq Stock Market LLC (“Nasdaq”). The Registrant anticipates that the warrants will commence trading on Nasdaq on or about January 18, 2022 under the symbol “VWEWW”.

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the warrants (“Warrants”) to purchase shares of the Registrant’s common stock, no par value per share. The description of the Warrants contained under the heading “Description of New VWE Holdco Securities—New VWE Holdco Warrants” in the consent solicitation statement/prospectus included in the Registrant’s registration statement on Form S-4 (File No. 333-254260) initially filed with the Securities and Exchange Commission (the “Commission”) on March 15, 2021, as amended on April 20, 2021, April 28, 2021 and May 3, 2021 (the “Registration Statement”) is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such description and that is subsequently filed with the Commission is hereby also incorporated herein by reference.

Item 2. Exhibits.

The following exhibits are filed with this registration statement on Form 8-A:

Exhibit No.	Description
3.1	Articles of Incorporation of Vintage Wine Estates, Inc., a Nevada corporation (incorporated by reference to Exhibit 3.1 to the Registrant's Form 8-K filed with the SEC on June 11, 2021).
3.2

Bylaws of Vintage Wine Estates, Inc., a Nevada corporation (incorporated by reference to Annex C to the Prospectus forming part of the Registrant's Registration Statement on Form S-4/A (Registration No. 333-254260), filed with the SEC on May 3, 2021).

4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Form 8-K filed with the SEC on June 11, 2021).
4.2	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.2 to the Registrant’s Form 8-K filed with the SEC on July 27, 2021).
4.3(a)

Warrant Agency Agreement, dated as of August 15, 2019, between Bespoke Capital Acquisition Corp. and TSX Trust Company (incorporated by reference to Exhibit 99.31 to the Registrant’s Registration Statement on Form 40-F (File No. 000-56227), filed with the SEC on November 27, 2020).

4.3(b)

First Supplemental Warrant Agency Agreement, dated as of July 26, 2021, between Vintage Wine Estates, Inc., a Nevada corporation and TSX Trust Company (incorporated by reference to Exhibit 4.1 to the Registrant’s Form 8-K filed with the SEC on July 27, 2021).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Vintage Wine Estates, Inc.

Date:	January 18, 2022	/s/ Patrick Roney
Patrick Roney
Chief Executive Officer